SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 18, 2007

TITAN GLOBAL HOLDINGS, INC.
(Exact Name of Registrant as Specified in its Charter)

Utah	000-32847	87-0433444
(State of Incorporation)	(Commission File Number)	(IRS Employer ID)

44358 Old Warm Springs Boulevard
Fremont, California 94538
(Address of principle executive offices)

(510) 824-1200
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Copies to:
Gregory Sichenzia, Esq.
Thomas Rose, Esq.
Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas
New York, New York 10018
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Oblio Telecom, Inc. (“Oblio”), a wholly owned subsidiary of Titan Global Holdings, Inc. (the “Company”) has entered into a Settlement and Release Agreement (the “Settlement Agreement”) with Sprint Communications Company, L.P. (“Sprint”). Pursuant to the Settlement Agreement Sprint has agreed to provide an invoice credit of $1,909,000 in full amounts related to contributions made by Sprint to the Universal Service Administrator from January 1, 2006 through December 31, 2006. Sprint has also agreed to issue an invoice credit for Universal Service Fund (“USF”) charges paid by Oblio in the first, second and third quarters of 2007 recognized as additional revenue in 2007 for the sale of Sprint communications services that Oblio purchases pursuant to the Sprint Prepaid PIN Distribution Agreement entered into between Sprint and Oblio, where such USF charges were embedded in 2006. The reimbursement is calculated as the difference between the amount Sprint owed for the USF including Oblio’s revenues and the amount Sprint owed for the USF without Oblio’s revenues.

 Item 9.01 Financial Statements and Exhibits

Exhibit Number	Description

10.1	Settlement and Release Agreement by and between Sprint Communications Company L.P. and Oblio Telecom, Inc.

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TITAN GLOBAL HOLDINGS, INC.

By:	/s/ Bryan Chance
Bryan Chance
Chief Executive Officer

Date: March 23, 2007